UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

(Mark One)
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report March 19, 2003

Commission file number 0-25135

REDDING BANCORP
(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-2823865 (I.R.S. Employer Identification No.)

1951 Churn Creek Road Redding, Bancorp (Address of principal executive offices)	96002 (Zip Code)

Registrant’s telephone number, including area code: (530) 224-3333

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, no par value per share

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the
Securities Exchange Act of 1934 during the preceding 12 months
(or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes [X] No [   ]

Indicate the number of shares outstanding of each of the
issuer’s class of common stock, as of the latest practicable date. February 28, 2003 2,641,536

Item 5. Other Events
SIGNATURES

Item 5. Other Events

On March 18, 2003, Redding Bancorp participated in a pooled offering of floating rate trust preferred securities, raising $5 million. The securities were priced at six-month LIBOR plus 330 basis points, with LIBOR capped at 12.5% during the five-year no-call period. The proceeds of the offering will be primarily used to support asset growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Linda J. Miles
By: Linda J. Miles Executive Vice President & Chief Financial Officer

Date: March 19, 2003

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